UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DESTINY TECH100 INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Initial Outreach to Shareholders with < 5,000 shares

Hi [first_name],

Destiny Tech100’s annual meeting will take place October 15th at 2:00 p.m. Eastern Time and we need your vote ahead of the meeting. As an early supporter, your participation is crucial for us to conduct essential business.

The record date for this vote was August 9th — the control number below is for shares you held directly at US Bank as of that date.

Your Control Number: [Control Number]

You can vote these shares online using the steps below:

1.	Visit www.AALvote.com/DXYZ
2.	Enter your control number

3.	Follow the prompts to vote your shares

Additionally, for any shares held at your brokerage as of the record date, please visit proxyvote.com. You can search “proxyvote” in your email to find voting information sent by your broker.

If you have any questions or need assistance voting ahead of the meeting, please don’t hesitate to reach out. All relevant information regarding the meeting, including the Notice of Annual Meeting and Proxy Statement, can be found at http://viewproxy.com/DXYZ/2024.

Thank you for your continued support.

[Sign-off]

Follow-up to Shareholders with > 5,000 shares

Hi [first_name],

Following up to let you know that our annual meeting has been rescheduled to October 15th at 2:00 p.m. Eastern Time. Your vote is important for us to conduct essential business.

Your Control Number: [Control Number]

Please vote at www.AALvote.com/DXYZ.

Appreciate your ongoing involvement and do feel free to reach out directly if you have any questions or need assistance voting ahead of the meeting.

[Sign-off]

Shareholders Representing Multiple Entities

Hi [first_name],

Destiny Tech100’s annual meeting will take place October 15th at 2:00 p.m. Eastern Time and we need your vote ahead of the meeting. As an early supporter, your participation is crucial for us to conduct essential business.

The record date for this vote was August 9th — the control number below is for shares you held directly at US Bank as of that date.

[Entity 1] Control Number: [Control Number]

[Entity 2] Control Number: [Control Number]

You can vote these shares online using the steps below:

1.	Visit www.AALvote.com/DXYZ
2.	Enter your control number
3.	Follow the prompts to vote your shares

Additionally, for any shares held at your brokerage as of the record date, please visit proxyvote.com. You can search “proxyvote” in your email to find voting information sent by your broker.

If you have any questions or need assistance voting ahead of the meeting, please don’t hesitate to reach out. All relevant information regarding the meeting, including the Notice of Annual Meeting and Proxy Statement, can be found at http://viewproxy.com/DXYZ/2024.

Thank you for your continued support.

[Sign-off]